                                                                   Exhibit 10.30

                                PROMISSORY NOTE
                                ---------------

$16,000,000.00                                                      April 2,200l

     FOR VALUE RECEIVED, REGENERATION TECHNOLOGIES, INC:. (the "Borrower"), a Delaware corporation, hereby promises to pay to the order of BANK OF AMERICA, N.A. (the "Bank"), whose address is 9000 Southside Blvd., Bldg. 100, Jacksonville, Florida 32256, the principal sum of Sixteen Million and 00/100 Dollars ($16,000,000.00), together with interest on the outstanding principal balance hereof at the rate provided herein. All such payments shall be made, without offset, in immediately available funds in lawful money of the United States in accordance with the terms hereof at the foregoing address or at such other address as the Bank may specify in writing from time to time. This Note shall be governed by the following provisions:

     1. Loan Documents. The Borrower and the Bank have executed a Construction
        --------------
Loan Agreement (which, as it may have been or may be amended, restated, modified or supplemented from time to time, is herein called the "Loan Agreement") of even date herewith. This Note is the Note as defined in the Loan Agreement. This
Note is secured, without limitation, by a Mortgage, Assignment of Rents and Security Agreement (which, as it may have been or may be amended, restated, modified or supplemented from time to time, is herein called the "Mortgage") of even date herewith executed by the Borrower in favor of the Bark encumbering certain property (the "Property") in Alachua County, Florida. This Note, the Mortgage, the Loan Agreement and all other documents now or hereafter securing, guaranteeing or executed in connection with the loan (the "Loan") evidenced by this Note, as the same have been or may be amended, restated, modified or supplemented from time to time, are herein sometimes called individually a "Loan Document" and together the "Loan Documents." Capitalized terms used herein that are not otherwise defined herein shall have the meanings ascribed thereto in the Loan Agreement.

     2. Payments.
        --------

          (a) The Borrower shall pay all accrued interest hereunder on the second day of each calendar month during the term hereof commencing on May 2, 2001, and continuing on the second day of each calendar month thereafter.

          (b) The Borrower shall pay principal installments on the second day of each calendar month commencing on May 2, 2002, and continuing on the second day of each calendar month thereafter though March 2, 2007. Each such monthly installment shall be in the amount set forth in the schedule attached hereto as Exhibit "A".

          (c) The Borrower shall pay all remaining outstanding principal hereunder, together with all then accrued and unpaid interest, on April 2, 2007 (the "Maturity Date").

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DOCUMENTARY STAMP TAXES HAVE BEEN PAID ON THE MORTGAGE SECURING THIS NOTE.

     3.   Interest Rate.
          -------------

          (a) Interest shall initially accrue on the outstanding principal balance of this Note at the Adjusted Libor Rate (as defined herein) in effect on the date of this Note. The rate of interest shall be adjusted on each Interest Rate Adjustment Date (as defined herein) so that interest shall accrue at the Adjusted Libor Rate for the Interest Period (as defined herein) commencing on such Interest Rate Adjustment Date. For purposes of this paragraph, the following terms shall have the following meanings:

               (i) "Adjusted Libor Rate" for each Interest Period shall mean a rate that is equal to the applicable Libor Rate plus the Applicable Margin (as defined herein). The Libor Rate for each Interest Period shall mean the offered rate for deposits in United States dollars in the London Interbank market for a one month period which appears on the Libor Rate Reference Page (as defined herein) as of 11:00 a.m. (London time) on the day that is two London Banking Days (as defined herein) preceding the first Banking Business Day (as defined herein) of the Interest Period. If at least two such offered rates appear on the Libor Rate Reference Page, the rate will be the arithmetic mean of such offered rates. The Bank may, in its discretion, use rate quotations for daily periods in lieu of quotations for substantially equivalent monthly periods.

               (ii) The "Applicable Margin" shall be determined as follows:

                    (aa) The Applicable Margin shall be 2.0% per annum from the date hereof through March 31, 2002.

                    (bb) The Applicable Margin shall be adjusted on April 1,
               2002, and on each July 1, October 1, January 1 and April 1 thereafter (each such date, including April 1, 2002, a "Margin Adjustment Date") based upon the Borrower's Debt Ratio (as defined in the Loan Agreement) as of the calendar quarter end immediately preceding each Margin Adjustment Date. The Applicable Margin shall be adjusted on each Margin Adjustment Date to: (1) 2.5% per annum if the Borrower's Debt Ratio as of the calendar quarter end immediately preceding the Margin Adjustment Date exceeds 2.5 to 1; (2) 2.25% per annum if the Borrower's Debt Ratio as of the calendar quarter end immediately preceding the Margin Adjustment Date is greater than 2.0 to 1 but equal to or less than to 2.5 to 1; (3) 2.0% per annum if the Borrower's Debt Ratio as of the calendar quarter end immediately preceding the Margin Adjustment Date is greater than 1.5 to 1 but equal to or less than to 2.0 to 1; (4) 1.75% per annum if the Borrower's Debt Ratio as of the calendar quarter end immediately preceding the Margin Adjustment Date is greater than 1.0 to 1 but equal to or less than to 1.5 to 1 or (5) 1.5% per annum if the Borrower's Debt Ratio as of the calendar quarter end immediately preceding the Margin

               Adjustment Date is equal to or less than 1.0 to 1. The Applicable Margin, as adjusted on each Margin Adjustment Date, shall continue in effect until adjusted on a subsequent Margin Adjustment Date.

               (iii) "Banking Business Day" shall mean each day other than a Saturday, a Sunday or any holiday on which commercial banks in Jacksonville, Florida are closed for business.

               (iv) "Interest Period" shall mean: (aa) an initial period commencing on the date hereof and continuing through May 1, 2001; and
          (bb) each period thereafter commencing on each Interest Rate Adjustment Date and continuing through the day immediately preceding the next Interest Rate Adjustment Date.

               (v) "Interest Rate Adjustment Date" shall mean the second day of May, 2001, and the second day of each calendar month thereafter.

               (vi) "Libor Rate Reference Page" shall mean any of the following reference pages or sources (as selected from time to time by the Bank in its discretion): (aa) the Reuters Screen LIBO Page; (bb) the Dow Jones Telerate Page 3750; or (cc) such other index or source as the Bank may in its sole discretion select showing rates offered for United States dollar deposits in the London Interbank market.

               (vii) "London Banking Day" shall mean each day other than a Saturday, a Sunday or any holiday on which commercial banks in London, England are closed for business.

          (b) Interest shall be calculated on the basis of a 360 day year (based upon the actual number of days elapsed).

          (c) The total liability of the Borrower and any endorsers or guarantors hereof for payment of interest shall not exceed the limitations imposed on the payment of interest by applicable usury laws. If any interest is received or charged by any holder hereof in excess of that amount, the Borrower shall be entitled to an immediate refund of the excess.

          (d) Notwithstanding any contrary provision set forth herein, any principal of, and to the extent permitted by applicable law, any interest on this Note, and any other sum payable hereunder, that is not paid when due shall bear interest, from the date due and payable unti1 paid, payable on demand, at a rate per annum (the "Past Due Rate") equal to the lesser of: (i) the rate per annum otherwise payable under subparagraph (a) above plus four percent (4%) per annum; or (ii) the highest rate permitted by law.

     4. Prepayment. The Borrower may prepay the principal balance of this Note,
        ----------
in full at any time or in part from time to time, without fee, premium or penalty, provided that: (a) no prepayment may be made that in the Bank's judgment would contravene or prejudice funding under any applicable permanent loan commitment or tri-party agreement or the like; (b) the Bank shall have actually received from the Borrower prior written notice of (i) the Borrower's intent to prepay, (ii) the amount of principal that will be prepaid (the "Prepaid Principal"), and (iii) the date on which the prepayment will be made; (c) each prepayment shall be in the amount of $1,000 or a larger integral multiple of $1,000 (unless the prepayment retires the outstanding balance of this Note in full); and (d) each prepayment shall be in the amount of 100% of the Prepaid Principal, plus accrued unpaid interest thereon to the date of prepayment, plus any other sums that have become due to the Bank under the Loan Documents on or before the date of prepayment but have not been paid. If this Note is prepaid in full, any commitment of the Bank for further advances shall automatically terminate.

     5. Late Charges. If the Borrower shall fail to make any payment under the
        ------------
terms of this Note within fifteen (15) days after the date such payment is due, the Borrower shall pay to the Bank on demand a late charge equal to four percent (4%) of such payment as liquidated compensation to the Bank for the purpose of defraying the expenses of the Bank incident to handling such delinquent payment. Such fifteen (15) day period shall not be construed as in any way extending the due date of any payment. This charge shall be in addition to, and not in lieu of, any other remedy the Bank may have and is in addition to any fees and charges of any agents or attorneys that the Bank may employ upon the occurrence of a Default (as defined herein) hereunder, whether authorized herein or by law.

     6. Certain Provisions Regarding Payments. All payments made as scheduled on
        -------------------------------------
this Note shall be applied, to the extent thereof, to late charges, to accrued but unpaid interest, unpaid principal, and any other sums due and unpaid to the Bank under the Loan Documents, in such manner and order as the Bank may elect in its sole discretion. All permitted prepayments on this Note shall be applied, to the extent thereof, to accrued but unpaid interest on the amount prepaid, to the remaining principal installments, and any other sums due and unpaid to the Bank under, the Loan Documents, in such manner and order as the Bank may elect in its sole discretion, including but not limited to application to principal installments in inverse order of maturity. Except to the extent that specific provisions are set forth in this Note or another Loan Document with respect to application of payments, all payments received by the Bank shall be applied, to the extent thereof, to the indebtedness secured by the Mortgage in such manner and order as the Bank may elect in its sole discretion, any instructions from the Borrower or anyone else to the contrary notwithstanding. Remittances in payment of any part of the indebtedness other than in the required amount in immediately available U.S. funds shall not, regardless of any receipt or credit issued therefor, constitute payment until the required amount is actually received by the Bank in immediately available U.S. funds and shall be made without offset, demand, counterclaim, deduction, or recoupment (each of which is hereby waived) and accepted subject to the condition that any check or draft may be handled for collection in accordance with the practice of the collecting bank or banks. Acceptance by the holder hereof of any payment in an amount less than the amount then due on any indebtedness shall be deemed an acceptance on account only, notwithstanding any notation on or accompanying such partial payment to the contrary, and shall not in any way excuse the existence of a Default.

     7.   Defaults.
          --------

          (a) A Default shall be deemed to have occurred hereunder upon the occurrence of any Default or Event of Default under the Loan Agreement or the Mortgage. Upon the occurrence of a Default, the Bank shall have the rights to declare the unpaid principal balance and accrued but unpaid interest on this Note, and all other amounts due hereunder and under the other Loan Documents, at once due and payable (and upon such declaration, the same shall be at once due and payable), to foreclose any liens and security interests securing payment hereof and to exercise any of its other rights, powers and remedies under this Note, under any other Loan Document, or at law or in equity.

          (b) All of the rights, remedies, powers and privileges (together, "Rights") of the Bank provided for in this Note and in any other Loan Document are cumulative of each other and of any and all other Rights at law or in equity. The resort to any Right shall not prevent the concurrent or subsequent employment of any other appropriate Right. No single or partial exercise of any Right shall exhaust it, or preclude any other or further exercise thereof, and every Right may be exercised at any time and from time to time. No failure by the Bank to exercise, nor delay in exercising any Right, including but not limited to the right to accelerate the maturity of this Note, shall be construed as a waiver of any Default or as a waiver of any Right. Without limiting the generality of the foregoing provisions, the acceptance by the Bank from time to time of any payment under this Note which is past due or which is less than the payment in full of all amounts due and payable at the time of such payment, shall not (i) constitute a waiver of or impair or extinguish the right of the Bank to accelerate the maturity of this Note or to exercise any other Right at the time or at any subsequent time, or nullify any prior exercise of any such Right, or (ii) constitute a waiver of the requirement of punctual payment and performance or a novation in any respect.

          (c) If any holder of this Note retains an attorney in connection with any Default or at maturity or to collect, enforce or defend this Note or any other Loan Document in any lawsuit or in any probate, reorganization, bankruptcy, arbitration or other proceeding, or if the Borrower sues any holder in connection with this Note or any other Loan Document and does not prevail, then the Borrower agrees to pay to each such holder, in addition to principal, interest and any other sums owing to the Bank hereunder and under the other Loan Documents, all costs and expenses incurred by such holder in trying to collect this Note or in any such suit or proceeding, including, without limitation, attorneys' fees and expenses9 investigation costs and all court costs, whether or not suit is filed hereon, whether before or after the Maturity Date, or whether in connection with bankruptcy, insolvency or appeal, or whether collection is made against the Borrower or any guarantor or endorser or any other person primarily or secondarily liable hereunder.

     8.   Commercial Purpose. The Borrower warrants that the Loan is being made
          ------------------
solely to acquire or carry on a business or commercial enterprise, and the Borrower is a business or commercial organization. The Borrower further warrants that all of the proceeds of this Note shall be used for commercial purposes and stipulates that the Loan shall be construed for all purposes as a commercial loan, and is made for other than personal, family, household or agricultural purposes.

     9. Service of Process. The Borrower hereby consents to process being served
        ------------------
in any suit, action, or proceeding instituted in connection with this Note by
(a) the mailing of a copy thereof by certified mail, postage prepaid, return receipt requested, to the Borrower and (b) serving a copy thereof upon Richard Allen, the agent hereby designated and appointed by the Borrower as the Borrower's agent for service of process. The Borrower irrevocably agrees that such service shall be deemed to be service of process upon the Borrower in any such suit, action, or proceeding. Nothing in this Note shall affect the right of the Bank to serve process in any manner otherwise permitted by law and nothing in this Note will limit the right of the Bank otherwise to bring proceedings against the Borrower in the courts of any jurisdiction or jurisdictions.

     10. Heirs, Successors and Assigns. The terms of this Note and of the other
         -----------------------------
Loan Document shall bind and inure to the benefit of the heirs, devisees, representatives, successors and assigns of the parties. The foregoing sentence shall not be construed to permit the Borrower to assign the Loan except as otherwise permitted under the Loan Documents. As Further provided in the Loan Agreement, the Bank may, at any time, sell, transfer, or assign this Note, the Mortgage and the other Loan Document, and any or all servicing rights with respect thereto, or grant participations therein or issue mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement.

     11. General Provisions. Time is of the essence with respect to the
         ------------------
Borrower's obligations under this Note. If more than one person or any executes this Note as the Borrower, all of such parties shall be jointly and severally liable for payment of the indebtedness evidenced hereby. The Borrower and all sureties, endorsers, guarantors and any other party now or hereafter liable for the payment of this Note in whole or in part, hereby severally (a) waive demand, presentment for payment, notice of dishonor and of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notices (except any notices which are specifically required by this Note or any other Loan Document), filing of suit and diligence in collecting this Note or enforcing any of the security herefor; (b) agree to any substitution, subordination, exchange or release of any such security or the release of any party primarily or secondarily liable hereon; (c) agree that the Bank shall not be required first to institute suit or exhaust its remedies hereon against the Borrower or others liable or to become liable hereon or to perfect or enforce its rights against them or any security herefor; (d) consent to any extensions or postponements of time of payment of this Note for any period or periods of time and to any partial payments, before or after maturity, and to any other indulgences with respect hereto, without notice thereof to any of them; and (e) subtit (and waive rights to object) to non-exclusive personal jurisdiction of any state or federal court sitting in the State of Florida, and venue in the city or county in which payment is to be made as specified in the introductory paragraph of this Note, for the enforcement of any and all obligations under this Note and the Loan Documents; (f) agree that their liability under this Note shall not be affected or impaired by any determination that any security interest or lien taken by the Bank to secure this Note is invalid or unperfected; and (g) hereby subordinate any and all rights against the Borrower and any of the security for the payment of this Note, whether by subrogation, agreement or otherwise, until this Note is paid in full. A determination that any provision of this Note is unenforceable or invalid shall not affect the enforceability or validity of any other provision and the determination that the application of any provision of this Note to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances. This Note may not be amended except in a writing specifically intended for such purpose and executed by the party against whom enforcement of the amendment is sought. The Bank is hereby authorized to disseminate any information it now has or hereafter obtains pertaining to the Loan, including, without limitation, any security for this Note and credit or other information on the Borrower, any of its principals and any guarantor of this Note, to any actual or prospective assignee or participant with respect to the Loan, to any of the Banks affiliates, including, without limitation, Banc of America Securities LLC, to any regulatory body having jurisdiction over the Bank, and to any other parties as necessary or appropriate in the Bank's reasonable judgment, as further provided in the Loan Agreement. Captions and headings in this Note are for convenience only and shall be disregarded in construing it. THIS NOTE, AND ITS VALIDITY, ENFORCEMENT AND INTERPRETATION, SHALL BE GOVERNED BY FLORIDA LAW (WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES) AND APPLICABLE UNITED STATES FEDERAL LAW.

     12. No Usury. It is expressly stipulated and agreed to be the intent of the
         --------
Borrower and the Bank at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits the Bank to contract for, charge, take, reserve, or receive a greater amount of interest than under state law) and that this Section shall control every other covenant and agreement in this Note and the other Loan Documents. If applicable state or federal law should at any time be judicially interpreted so as to render usurious any amount called for under this Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved, or received with respect to the Loan, or if the Bank's exercise of the option to accelerate the Maturity Date, or if any prepayment by the Borrower results in the Borrower having paid any interest in excess of that permitted by applicable law, then it is the Bank's express intent that all excess amounts theretofore collected by the Banks shall be credited on the principal balance of this Note and all other indebtedness and the provisions of this Note and the other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid or agreed to be paid to the Bank for the use, forbearance, or detention of the Loan shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the maximum lawful rate from time to time in effect and applicable to the Loan for so long as the Loan is outstanding. The Bank may, in determining the maximum rate of interest allowed under applicable law, as amended from time to time, take advantage of: (i) the rate of interest permitted by Florida Statutes, Chapter 658, by reason of both Section 687.12 Florida Statutes ("Interest rates; parity among licensed lenders or creditors") and 12 United States Code,

Sections 85 and 86, and (ii) any other law, rule, or regulation on effect from time to time, available to the Bank which exempts the Bank from any limit upon the rate of interest it may charge or grants to the Bank the right to charge a higher rate of interest than that allowed by Florida Statutes, Chapter 687.

     13. Notices. Any notice, request, or demand to or upon the Borrower or the
         -------
Bank shall be deemed to have been properly given or made when delivered in accordance with the Loan Agreement.

     14. Expenses. All parties liable for the payment of this Note agree to pay
         --------
the Bank all costs incurred by it in connection with the collection of this Note. Such costs include, without limitation, fees for the services of counsel and legal assistants employed to collect this Note, whether or not suit be brought, and whether incurred in connection with collection, trial, appeal or otherwise. All such parties further agree to indemnify and hold the Bank harmless against liability for the payment of state documentary stamp taxes, intangible taxes or other taxes (including interest and penalties, if any), excluding income or service taxes of the Bank, that may be determined to be payable with respect to this transaction.

     15. Auto Debit. The Borrower hereby authorizes the Bank to automatically
         ----------
deduct the amount of any payment due hereunder from any of the Borrower's accounts now or hereafter maintained with the Bank (including, without limitation, account number 0003660439144). If the funds in such account are insufficient to cover any payment, the Bank shall not be obligated to advance funds to cover the payment

     16. Mandatory Arbitration. Any controversy or claim between or among the
         ---------------------
parties hereto including but not limited to those arising out of or relating to this Note or any related agreements or instruments, including any claim based on or arising from an alleged tort, shall be determined by binding arbitration in accordance with the Federal Arbitration Act (or if not applicable, the applicable state law), the Rules of Practice and Procedure for the Arbitration of Commercial Disputes of Endispute, Inc., doing business as "J.A.M.S./Endispute" and the special rules set forth in subparagraph (a) below.
 ------------------
In the event of any inconsistency, the Special Rules shall control. Judgment upon any arbitration award may be entered in any court having jurisdiction. Any party to this Note may bring an action, including a summary or expedited proceeding, to compel arbitration of any controversy or claim to which this agreement applies in any court having jurisdiction over such action.

          (a) The arbitration shall be conducted in Alachua County, Florida and administered by J.A.M.S./Endispute who will appoint an arbitrator; if J.A.M.S./Endispute is unable or legally precluded from administering the arbitration, then the American Arbitration Association will serve. All arbitration hearings will be commenced within ninety (90) calendar days of the demand for arbitration; further, the arbitrator shall only, upon a showing of cause, be permitted to extend the commencement of such hearing for up to an additional sixty (60) calendar days.

          (b) Nothing in this Note shall be deemed to (i) limit the applicability of any otherwise applicable statutes of limitation or repose and any waivers contained in this Note; or (ii) be a waiver by the Bank of the protection afforded to it by 12 U.S.C. Sec. 91 or any substantially equivalent state law; or (iii) limit the right of the Bank (A) to exercise self help remedies such as (but not limited to) setoff, or (B) to foreclose against any real or personal property collateral, or (C) to obtain from a court provisional or ancillary remedies such as (but not limited to) injunctive relief or the appointment of a receiver. The Bank may exercise such self help rights, foreclose upon such property, or obtain such provisional or ancillary remedies before, during or after the pendency of any arbitration proceeding brought pursuant to this Note. At the Bank's option, foreclosure under the Mortgage may be accomplished by any of the following: the exercise of a power of sale under the Mortgage, or by judicial sale under the Mortgage, or by judicial foreclosure. Neither the exercise of self help remedies nor the institution or maintenance of an action for foreclosure or provisional or ancillary remedies shall constitute a waiver of the right of any party, including the claimant in any such action, to arbitrate the merits of the controversy or claim occasioning resort to such remedies. No provision in the Loan Documents regarding the waiver of a jury trial, or submission to jurisdiction or venue in any court is intended or shall be construed to be in derogation of the provisions in any Loan Document for arbitration of any controversy or claim.

     THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT l5E CONTRADICTED BY EVIDENCE OF PMOW, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. .

     THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

     IN WITNESS WHEREOF, the Borrower has duly executed this Note under seal as of the date first above written.

                                             REGENERATION TECHNOLOGIES, INC.

                                             By: /s/RICHARD R. ALLEN
                                                --------------------------------
                                              Its: Secretary
                                                  ------------------------------

STATE OF FLORIDA

COUNTY OF ALACHUA

     The foregoing instrument was executed, and delivered before me this 2nd day of April, 2001, by Richard R. Allen, the Secretary of Regeneration Technologies, Inc., a Delaware corporation, on behalf of the corporation. He or she is personally known to me or has produced _________________ ________________ as
-------------------
identification.



                                 /s/ Gary D. Grunder
                                 ------------------------------------------
                                 Notary Public, State and County
                                   Aforesaid
                                 Print Name:
                                            -------------------------------
                                 My commission expires:
                                                       --------------------
                                 My commission number:
                                                      ---------------------

                                 (NOTARIAL SEAL)

                                 ---------------------------------
                                          GARY D. GRUNDER
                                           OFFICIAL SEAL
                                  Notary Public State of Florida
                                  My Commission Expires 7-6-2003
                                      COMMISSION # CC 847763
                                 [ ] PERSONALLY KNOWN [ ] OTHER ID
                                 ---------------------------------

                                   Exhibit "A"


          Principal Payment                         Amount of Monthly Principal
               Dates                                     Installment
               -----                                     -----------

May 2, 2002 through April 2, 2003                         $29,944.54

May 2, 2003 through April 2, 2004                         $32,266.01

May 2, 2004 through April 2, 2005                         $34,767.45

May 2, 2005 through April 2, 2006                         $37,462.81

May 2, 2006 through March 2, 2007                         $40,367.13